Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Bagger Dave’s Burger Tavern, Inc. (the “Company”) for the quarter ending March 26, 2017, I, T. Michael Ansley, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the quarter ending March 26, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the quarter ending March 26, 2017, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2017	Bagger Dave’s Burger Tavern, Inc.

	By:	/s/ T. Michael Ansley
T. Michael Ansley